Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of Ocean Biomedical, Inc., a Delaware corporation, and further agree, in accordance with Rule 13d-1(k) under the Exchange Act, to the filing, furnishing, and/or incorporation by reference of this Joint Filing Agreement (this “Agreement”) as an exhibit thereto. The undersigned acknowledge and agree that each party to this Agreement is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other parties making the filing, unless such party knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of March 23, 2023.

AESTHER HEALTHCARE SPONSOR, LLC

By:	/s/ Surendra K. Ajjarapu
Surendra K. Ajjarapu
Managing Member

SURENDRA AJJARAPU REVOCABLE TRUST OF 2007

By:	/s/ Surendra K. Ajjarapu
Surendra K. Ajjarapu
Trustee

SANDHYA AJJARAPU REVOCABLE TRUST OF 2007

By:	/s/ Sandhya Ajjarapu
Sandhya Ajjarapu
Trustee

SANSUR ASSOCIATES, LLC

By:	/s/ Surendra K. Ajjarapu
Surendra K. Ajjarapu
Manager

/s/ Surendra K. Ajjarapu
Surendra K. Ajjarapu

/s/ Sandhya Ajjarapu
Sandhya Ajjarapu